TG Therapeutics, Inc. Announces Third Quarter 2012 Financial Results and Business Update

Investor Conference Call to be held Tomorrow, Friday, November 9, 2012 at 8:30am EDT

New York, NY, (November 8, 2012) – TG Therapeutics, Inc. (TGTX), an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of innovative and medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs, today announced its results for the third quarter ended September 30, 2012 and recent company developments.

Financial Results for the Third Quarter 2012

At September 30, 2012, the Company had cash and cash equivalents of $17.4 million, as compared to $9.7 million at December 31, 2011.

The consolidated net loss for the third quarter ended September 30, 2012 was $2.7 million, $2.5 million or $0.16 per diluted share, which was attributable to TG Therapeutics, Inc. and subsidiaries. The consolidated net loss for the third quarter ended September 30, 2012 included a $1 million upfront milestone payment to our partner Rhizen Pharmaceuticals in conjunction with the signing of our global collaboration agreement for TGR-1202, our novel P13K delta inhibitor. The consolidated net loss for the third quarter ended September 30, 2012, also included $0.8 million of non-cash compensation expense related to equity incentive grants.

The consolidated net loss for the nine months ended September 30, 2012 was $22.7 million, $14.6 million or $1.34 per diluted share, which was attributable to TG Therapeutics, Inc. and subsidiaries. The consolidated net loss for the nine months ended September 30, 2012, included $16.6 million in noncash stock expense associated with in-licensing arrangements recorded in conjunction with the stock issued in connection with the license for TG-1101. The consolidated net loss for the nine months ended September 30, 2012, also included $2.2 million of non-cash compensation expense related to equity incentive grants.

Commenting on the quarter, Michael S. Weiss, the Company's Executive Chairman and Interim Chief Executive Officer, said, "During the third quarter, we made substantial progress with our lead drug TG-1101, commencing our first U.S. based clinical trial in patients with relapsed or refractory B-cell Non-Hodgkin’s lymphoma. We were also able to acquire a complementary drug for our pipleline, our novel P13K delta inhibitor, which was acquired in a partnership with Rhizen Pharmaceuticals.” Mr. Weiss continued, “Our cash position remains strong with sufficient capital to execute our business plan and bring the Company to substantial value creating milestones over the next 12-18 months.”

Recent Developments & Highlights

•	Data from studies for both TG-1101 and TGR-1202 to be presented at the American Society of Hematology (ASH) Annual Meeting being held in Atlanta, Georgia (December 8-11, 2012). These abstracts have been published on the ASH website at www.hematology.org. The following abstracts were accepted for presentation:

o	Ublituximab (TG-1101), an Optimized Anti-CD20 Monoclonal Antibody, Demonstrates Greater NK-Mediated ADCC Than Rituximab in Waldenstrom's Macroglobulinemia Patients Supporting a Therapeutic Strategy with Ublituximab (#1654)

o	Ublituximab (TG-1101), A Novel Anti-CD20 Monoclonal Antibody (mAb), Demonstrates Activity in Rituximab-sensitive and Rituximab–resistant B Non-Hodgkin Lymphoma (B-NHL) Pre-clinical In Vitro and In Vivo Models (#2756)

o	Ublituximab (TG-1101), a Novel, Third-Generation Anti-CD20 Antibody Demonstrates Enhanced Antitumor Activity Compared to Rituximab in Primary CNS and Intraocular Lymphoma Murine Models (#2755)

o	TGR-1202 Suppresses AML and ALL Cells Via Selective Inhibition of PI3K-delta Kinase (#2610)

o	Comparison of the PI3K-delta Inhibitors TGR-1202 and GS-1101 in Inducing Cytotoxicity and Inhibiting Phosphorylation of Akt in CLL Cells in Vitro (#3914)

o	Novel PI3K Inhibitors Demonstrated Marked Cytotoxicity in T Cell Lymphoma Models, Caused Apoptosis and Were Synergistic with A Novel Anti-CD20 Monoclonal Antibody Ublituximab in B Cell Lymphoma Models (#3725)

•	Completed a Joint Venture with Rhizen Pharmaceuticals for TGR-1202, the Company’s second product, a novel PI3K delta inhibitor.

•	Commenced our U.S.-based clinical program for TG-1101, including:

o	Filed an IND in the United States for Ublituximab (TG-1101) and received clearance by the FDA to commence clinical trials in the U.S. (May 2012)

o	Initiated a Phase I/II clinical trial of Ublituximab (TG-1101) in patients with relapsed or refractory B-cell Non Hodgkins lymphoma (September 2012)

The Company will host an investor conference call tomorrow, Friday, November 9, 2012, at 8:30am EDT, to discuss the Company’s third quarter financial results and provide a business outlook for the remainder of 2012.

In order to participate in the conference call, please call 1-877-407-8029 (U.S.), 1-201-689-8029 (outside the U.S.), Conference Title: TG Therapeutics Third Quarter Earnings Call. The audio recording of the conference call will be available for replay at http://www.tgtherapeutics.com, for a period of 30 days after the call.

ABOUT TG THERAPEUTICS, INC.

TG Therapeutics is an innovative, clinical-stage biopharmaceutical company focused on the acquisition, development and commercialization of innovative and medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs. Currently, the company is developing two advanced therapies targeting hematological malignancies. TG-1101 (ublituximab) is a novel, third generation monoclonal antibody that targets a specific and unique epitope on the CD20 antigen found on mature B-lymphocytes, currently in clinical development for patients with relapsed and refractory non-Hodgkin's lymphoma. TG Therapeutics is also developing TGR-1202, a highly specific, orally available PI3K delta inhibitor. The delta isoform of PI3K is strongly expressed in cells of hematopoietic origin and is believed to be important in the proliferation and survival of B-lymphocytes. TG Therapeutics is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those anticipating future clinical trials and business prospects for TG-1101 and TGR-1202 and may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete pre-clinical and clinical trials for TG-1101 and TGR-1202; the risk that the data (both safety and efficacy) from future clinical trials will not coincide with the data analyses from prior pre-clinical and clinical trials; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.tgtherapeutics.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

TGTX - G

CONTACT:

Jenna Bosco

Director- Investor Relations

TG Therapeutics, Inc.

Telephone: 212.554.4484

Email: ir@tgtxinc.com

TG Therapeutics, Inc.

Selected Consolidated Financial Data

Statements of Operations Information (Unaudited):

	Three months ended September 30, 2012	Nine months ended September 30, 2012
Costs and expenses:

Research and development:
Noncash stock expense associated with in-licensing agreement	$--	$16,578,000
Noncash compensation	127,091	236,289
Other research and development	1,433,711	3,133,960
Total research and development	1,560,802	19,948,249

General and administrative:
Noncash compensation	690,999	1,942,301
Other general and administrative	462,425	1,313,960
Total general and administrative	1,153,424	3,256,261

Total costs and expenses	2,714,226	23,204,510

Operating loss	(2,714,226)	(23,204,510)

Other (income) expense:
Interest income	(4,951)	(12,711)
Other income	--	(272,232)
Interest expense	228,585	676,843
Change in fair value of notes payable	(227,659)	(915,512)
Total other (income)	(4,025)	(523,612)

Consolidated net loss	(2,710,201)	(22,680,898)
Net loss attributable to noncontrolling interest	(247,962)	(8,067,916)
Net loss attributable to TG Therapeutics, Inc. and subsidiaries	$(2,462,239)	$(14,612,982)

Basic and diluted net loss per common share	$(0.16)	$(1.34)

Weighted average shares used in computing basic and diluted net loss per common share	15,810,299	10,901,070

Balance Sheet Information:

	September 30, 2012	December 31, 2011*
	(unaudited)
Cash and cash equivalents	$17,373,866	$9,748,491
Total assets	25,231,218	15,907,258
Accumulated deficit	(15,466,056)	(853,074)
Total equity	17,893,300	9,636,202

* Condensed from audited financial statements.